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                                                                    EXHIBIT 12.2



                                  TIME WARNER
   RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                          (IN MILLIONS, EXCEPT RATIOS)


                                                      PRO FORMA
                                   ------------------------------------------------
                                      SIX MONTHS ENDED            YEAR ENDED
                                        JUNE 30, 1996          DECEMBER 31, 1995
                                   -----------------------  -----------------------
                                      (1)          (2)         (1)          (2)
                                    COMPANY      COMPANY     COMPANY      COMPANY
                                   PRE-TBS(a)  POST-TBS(a)  PRE-TBS(a)  POST-TBS(a)
                                   ----------  -----------  ----------  -----------

EARNINGS:
Net income (loss) before income
  taxes and extraordinary item....   $  (42)     $  (126)     $  (58)     $   (98)
Interest expense..................      433          533         871        1,089
Amortization of capitalized
  interest........................        1           10           4           15
Portion of rents representative of
  an interest factor..............       29           44          60           91
Preferred stock dividend
  requirements of majority-owned
  subsidiaries....................       36           36          67           67
Adjustment for partially-owned
  subsidiaries and 50%-owned
  companies.......................      396          396         649          649
Undistributed losses of less than
  50%-owned companies.............       30           17         117          104
                                   ----------  -----------  ----------  -----------
    Total earnings................   $  883      $   910      $1,710      $ 1,917
                                   ----------  -----------  ----------  -----------
                                   ----------  -----------  ----------  -----------

FIXED CHARGES:
Interest expense..................   $  433      $   533      $  871      $ 1,089
Capitalized interest..............        2           11           6           21
Portion of rents representative of
  an interest factor..............       29           44          60           91
Preferred stock dividend
  requirements of majority-owned
  subsidiaries....................       36           36          67           67
Adjustment for partially-owned
  subsidiaries and 50%-owned
  companies.......................      305          305         655          655
Pretax income necessary to cover
  preferred stock dividend
  requirements....................      249          249         438          438
                                   ----------  -----------  ----------  -----------
    Total combined fixed charges
      and preferred stock
      dividends...................   $1,054      $ 1,178      $2,097      $ 2,361
                                   ----------  -----------  ----------  -----------
                                   ----------  -----------  ----------  -----------
Ratio of earnings to combined
  fixed charges and preferred
  stock dividend requirements
  (deficiency in the coverage of
  combined fixed charges and
  preferred stock dividends by
  earnings before fixed charges
  and preferred stock
  dividends)......................   $ (171)     $  (268)     $ (387)     $  (444)
                                   ----------  -----------  ----------  -----------
                                   ----------  -----------  ----------  -----------


                                                             HISTORICAL
                                    -------------------------------------------------------------

                                      SIX MONTHS
                                        ENDED
                                       JUNE 30,                YEARS ENDED DECEMBER 31,
                                    --------------   --------------------------------------------
                                     1996     1995    1995     1994     1993     1992      1991
                                    -------   ----   ------   ------   ------   ------    -------
EARNINGS:
Net income (loss) before income
  taxes and extraordinary item....  $   (80)  $ 33   $    2   $   89   $   81   $  320    $    52
Interest expense..................      471    429      877      769      698      729        912
Amortization of capitalized
  interest........................        1      2        2        2       --       19         23
Portion of rents representative of
  an interest factor..............       29     26       57       52       54       85         78
Preferred stock dividend
  requirements of majority-owned
  subsidiaries....................       36     --       11       --       --       --         --
Adjustment for partially-owned
  subsidiaries and 50%-owned
  companies.......................      396    356      691      665      663       97         73
Undistributed losses of less than
  50%-owned companies.............       30     34      117       82       47       56         56
                                    -------   ----   ------   ------   ------   ------    -------
    Total earnings................  $   883   $880   $1,757   $1,659   $1,543   $1,306    $ 1,194
                                    -------   ----   ------   ------   ------   ------    -------
                                    -------   ----   ------   ------   ------   ------    -------
FIXED CHARGES:
Interest expense..................  $   471   $429   $  877   $  769   $  698   $  729    $   912
Capitalized interest..............        2      2        4        2       --       15         17
Portion of rents representative of
  an interest factor..............       29     26       57       52       54       85         78
Preferred stock dividend
  requirements of majority-owned
  subsidiaries....................       36     --       11       --       --       --         --
Adjustment for partially-owned
  subsidiaries and 50%-owned
  companies.......................      305    359      697      668      664       81         45
Pretax income necessary to cover
  preferred stock dividend
  requirements....................      167     14       72       20      218      905      1,382
                                    -------   ----   ------   ------   ------   ------    -------
    Total combined fixed charges
      and preferred stock
      dividends...................  $ 1,010   $830   $1,718   $1,511   $1,634   $1,815    $ 2,434
                                    -------   ----   ------   ------   ------   ------    -------
                                    -------   ----   ------   ------   ------   ------    -------
Ratio of earnings to combined
  fixed charges and preferred
  stock dividend requirements
  (deficiency in the coverage of
  combined fixed charges and
  preferred stock dividends by
  earnings before fixed charges
  and preferred stock
  dividends)......................  $  (127)   1.1x     1.0x     1.1x  $  (91)  $ (509)   $(1,240)
                                    -------   ----   ------   ------   ------   ------    -------
                                    -------   ----   ------   ------   ------   ------    -------



- ------------



 (a) The pro forma ratio of earnings to combined fixed charges and preferred stock dividends of the Company for the six months ended June 30, 1996 gives effect in column (1) to the Series K Refinancing and the 1996 Convertible Debt Refinancing and in column (2) to such transactions and the TBS Transaction, in each case as if the transactions occurred at the beginning of 1995. The pro forma ratio of earnings to combined fixed charges and preferred stock dividends of the Company for the year ended December 31, 1995 gives effect in column (1) to the ITOCHU/Toshiba Transaction, the Cable Transactions, the Debt Refinancings and the Asset Sale Transactions and in column (2) to each of such transactions and the TBS Transaction, in each case as if the transactions occurred at the beginning of such period.



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